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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-132551 and 333-133481) of EXCO Resources, Inc. of our report dated March 18, 2004 except as to Note 2, for which the date is November 22, 2005, and our reports dated March 31, 2006 relating to the consolidated financial statements of EXCO Resources, Inc., which appear in this Amendment No. 2 to the Annual Report on Form 10-K.

        /s/ PricewaterhouseCoopers LLP

Dallas, TX
December 5, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM